                                  EXHIBIT (99)
                       PRESS RELEASE DATED APRIL 15, 1997


                                                                    News Release

Contact


Martha A. Buckley                      JoAnn P. Huston
Director, Corporate Communications     Manager, Investor Relations
610-993-3609                           610-993-3770



                    UNISOURCE REPORTS SECOND QUARTER RESULTS


     Valley Forge, Pennsylvania - April 15, 1997 - Unisource Worldwide, Inc. (NYSE:UWW) announced today earnings per share of $.16 for its second fiscal quarter, ended March 31, 1997. This performance is consistent with the company's earlier announcement that it expected earnings to be significantly below the prior year's second quarter. Pro forma earnings for the quarter ended March 31, 1996, were $.41 per share.

     "Paper prices for the quarter were down 12% from the same period last year," commented Chairman and Chief Executive Officer, Ray B. Mundt. "However, that was substantially offset by strong performance from companies acquired in fiscal 1996, along with volume growth in our printing and imaging business." Revenues for the second quarter of fiscal 1997 were $1.7 billion, a decrease of 2% over the same quarter last year. These lower revenues, combined with a planned expense increase, resulted in net income of $10.6 million versus pro forma net income of $27.6 million in the same period last year. The expense increase is related primarily to the implementation of the company's information technology system.

                                     -more-
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     "We are seriously reviewing expenses at every level," commented Ray B.
Mundt, Chairman and Chief Executive Officer, "and will make whatever adjustments are necessary to improve our performance under present market conditions." However, we will not jeopardize implementation of our IT system." Excluding acquisitions, expenses for the company are up just 3% over the prior year's second quarter, including costs for the IT system. Mundt noted that the company is on track to begin rolling out its national information technology system in May of this year.

     For the first six months of the fiscal year, Unisource revenues totaled $3.4 billion, a slight decline of 0.5% from the first six months of fiscal 1996. Net income year-to-date in 1997 was $30.7 million, 40% below pro forma net income of $51.5 million for the same period last year. Earnings per share for the period were $.45, a decrease of 41% compared with pro forma earnings per share of $.76 in the first half of last year.

     "We are seeing positive results in a number of important areas," Mundt noted. "Gross trading margins remain strong at 17% . Average inventory turns are nearly one full turn above the same period last year. Cash flows from operations for the first half of the year exceeded $70 million."

     Mundt confirmed the company's commitment to its current dividend rate and to its continuing acquisition program. Unisource paid a dividend of $.20 per share in the first quarter and expects to continue its dividend at that level.

     "Our acquisition program has been slower than anticipated in the first half; however, we have identified a number of excellent candidates and are confident that we will complete several strategic acquisitions by year end," Mundt said.

                                     -more-

     "Absent a significant improvement in paper pricing, we expect fiscal 1997 earnings per share to be 30% to 35% below 1996 pro forma levels," Mundt stated. "However, we believe our present strategy is sound and we remain confident in our ability to achieve our long-term growth goals."

     Unisource Worldwide, Inc., headquartered in Valley Forge, Pennsylvania, is the largest marketer and distributor of paper products and supply systems in North America. Fiscal 1996 revenues were $7 billion.

     This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company's March 19 filing with the Securities and Exchange Commission.

                                     -more-
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Unisource Worldwide, Inc.
-------------------------

FINANCIAL SUMMARY (in thousands, except earnings per share)


                                                           Three Months Ended March 31
                                          ---------------------------------------------------------
                                               1997               1996                 % Change
                                          -------------      ---------------         --------------
Revenues                                  $   1,715,908      $     1,746,821             (1.8)%
---------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                            1,423,929            1,457,099             (2.3)
Selling and administrative                      263,040              234,440             12.2
---------------------------------------------------------------------------------
                                              1,686,969            1,691,539             (0.3)
---------------------------------------------------------------------------------

Income from Operations                           28,939               55,282            (47.7)
Interest                                         10,030                8,169
---------------------------------------------------------------------------------
Income Before Income Taxes                       18,909               47,113
Provision for Income Taxes                        8,361               18,482
---------------------------------------------------------------------------------

Net Income                                $      10,548      $        28,631
                                           ============       ===================

Pro Forma Net Income      (1)                                $        27,547
                                                              ===================
Earnings Per Share      (2)                       $0.16                $0.41            (61.0)
                                           ============       ===================

Shares Outstanding   (3)                         67,957               67,576
                                           ============       ===================

Operations Analysis:
      Gross profit % of revenues                   17.0%                16.6%
      SG&A as a % of revenues                      15.3%                13.4%
      Operating income % of revenues                1.7%                 3.2%



(1) Includes additional pro forma interest expense of $1.8 million ($1.1 million net of tax), which assumes that the Spin-Off of Unisource occurred on October 1, 1995.

(2) Earnings Per Share has been calculated using the actual net income for the current year and pro forma net income for the prior year.

(3) Fiscal 1997 shares represent weighted average outstanding Unisource common shares for the quarter plus the dilutive effect of stock options. Fiscal 1996 shares for the quarter represent actual outstanding Unisource common shares as of December 31, 1996 (" Spin-Off " date) plus the dilutive effect of stock options.

                                   - more -

Unisource Worldwide, Inc.
-------------------------

FINANCIAL SUMMARY (in thousands, except earnings per share)


                                                             Six Months Ended March 31
                                             ----------------------------------------------------
                                                    1997                1996             % Change
                                             ---------------       ------------          --------
Revenues                                     $     3,444,441       $  3,462,986            (0.5)%
-------------------------------------------------------------------------------
Costs and Expenses
Cost of goods sold                                 2,852,358          2,903,800            (1.8)
Selling and administrative                           518,040            453,717            14.2
-------------------------------------------------------------------------------
                                                   3,370,398          3,357,517             0.4
-------------------------------------------------------------------------------
Income from Operations                                74,043            105,469           (29.8)
Interest                                              20,391             15,074
-------------------------------------------------------------------------------
Income Before Income Taxes                            53,652             90,395
Provision for Income Taxes                            22,953             35,535
-------------------------------------------------------------------------------

Net Income                                   $        30,699       $     54,860
                                              ==============        ===========
Pro Forma Net Income      (1)                                      $     51,517
                                                                    ===========

Earnings Per Share      (2)                            $0.45              $0.76           (40.8)
                                              ==============        ===========

Shares Outstanding   (3)                              67,813             67,576
                                              ==============        ===========


Operations Analysis:
      Gross profit % of revenues                        17.2%              16.1%
      SG&A as a % of revenues                           15.0%              13.1%
      Operating income % of revenues                     2.1%               3.0%


(1) Includes additional pro forma interest expense of $5.5 million ($3.3 million net of tax), which assumes that the " Spin-Off " of Unisource occurred on October 1, 1995.

(2) Earnings Per Share has been calculated using the actual net income for the current year and pro forma net income for the prior year.

(3) Fiscal 1997 shares represent weighted average outstanding Unisource common shares for the six-month period plus the dilutive effect of stock options. Fiscal 1996 shares for the six-month period represent actual outstanding Unisource common shares as of December 31, 1996 (" Spin-Off " date) plus the dilutive effect of stock options.

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